As filed with the Securities and Exchange Commission on April 7, 2003
                                                   Registration No. ____________
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                             CORDEXA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                      7370                       98-0383602
(State or Other Jurisdiction   (Primary Standard Industrial     (I.R.S. Employer
     of Incorporation or            Classification Code           Identification
        Organization)                   Number)                       Number)
                             ----------------------

              750 West Pender Street, Vancouver, BC  V6C 2T7 Canada
                                 (604) 647-1180
          (Address and Telephone Number of Principal Executive Offices
                         and Principal Place of Business

                             ----------------------
                          Scott Kerr, President and CEO
                             Cordexa Holdings, Inc.
              750 West Pender Street, Vancouver, BC  V6C 2T7 Canada
                                 (604) 647-1180
            (Name, Address and Telephone Number of Agent for Service)
                             ----------------------

Copies of all communications, including all communications sent to the agent for service, should be sent to:
                            Adam S. Gottbetter, Esq.
                             Leslie A. Martey, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                            New York, New York 10017
                                 (212) 983-6900
                             ----------------------

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ____________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE

                                                        PROPOSED                 PROPOSED
TITLE OF EACH CLASS                AMOUNT TO BE      MAXIMUM OFFERING        MAXIMUM AGGREGATE          AMOUNT OF
OF SECURITIES TO BE REGISTERED     REGISTERED       PRICE PER SHARE (1)      OFFERING PRICE (1)      REGISTRATION FEE
Common Stock, $.001 par value       1,026,500       $      .10                $   102,650             $    81
TOTAL                               1,026,500       $      .10                $   102,650             $    81


(1)  Estimated  solely  for  purposes  of  computing  the  registration  fee.

                          ---------------------------

The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION.  DATED ___________, 2003


                                                                      PROSPECTUS
                             CORDEXA HOLDINGS, INC.

                        1,026,500 SHARES OF COMMON STOCK

                          ---------------------------

     This prospectus relates to the sale of 1,026,500 shares of our common stock by the selling stockholders named on page 25. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no set minimum or maximum number of shares that can be purchased by an investor. There is no assurance that our common stock will be included on the OTCBB. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares.

     No  public  market  currently  exists  for  our  shares  of  common  stock.

                          ---------------------------

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

                 THE DATE OF THIS PROSPECTUS IS __________, 2003

                          ---------------------------

                                TABLE OF CONTENTS

                                                               Page
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . .   2
     Risks Concerning Our Business . . . . . . . . . . . . . .   3
     Risks Concerning Our Industry . . . . . . . . . . . . . .   5
     Risks Concerning This Offering. . . . . . . . . . . . . .   8

Cautionary Note Regarding Forward-Looking Statements . . . . .  10

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .  11

Determination of Offering Price. . . . . . . . . . . . . . . .  11

Capitalization . . . . . . . . . . . . . . . . . . . . . . . .  11

Description of Business. . . . . . . . . . . . . . . . . . . .  12

Plan of Operation. . . . . . . . . . . . . . . . . . . . . . .  16

Directors, Executive Officers, Promoters and Control Persons .  17

Executive Compensation . . . . . . . . . . . . . . . . . . . .  18

Security Ownership of Certain Beneficial Owners and Management  19

Certain Relationships and Related Transactions . . . . . . . .  20

Market for Common Equity and Related Stockholder Matters . . .  21

Description of Securities. . . . . . . . . . . . . . . . . . .  21

Selling Stockholders . . . . . . . . . . . . . . . . . . . . .  24

Plan of Distribution . . . . . . . . . . . . . . . . . . . . .  26

Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . .  28

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . .  29

Where You Can Find Additional Information. . . . . . . . . . .  29

Index to Consolidated Financial Statements . . . . . . . . . .  30


                     DEALER PROSPECTUS DELIVERY OBLIGATION

     Until __________, 2003 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

                                    SUMMARY

     This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled "Risk Factors".

BUSINESS

     We are a development stage company that, through our wholly owned subsidiary, Cordexa Networks Corp., plans to offer a variety of Internet services including website hosting, hosting application and electronic mail services. We expect to commence operations during the second quarter of 2003. Our principal executive offices are located at 750 West Pender Street, Vancouver, BC V6C 2T7, Canada and our phone number there is (604) 647-1180.

                                  THE OFFERING

Shares offered by the selling stockholders. . .  1,026,500

Common  stock  outstanding. . . . . . . . . . .  5,026,500

Use  of proceeds. . . . . . . . . . . . . . . .  The selling  stockholders  will receive  the  net proceeds from
                                                 the  sale  of  shares.  We will
                                                 not receive any of the proceeds
                                                 from the sale of shares offered
                                                 by  this  prospectus.



                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations.

     If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

                          RISKS CONCERNING OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY. WE HAVE NO OPERATING HISTORY FOR YOU TO USE TO EVALUATE OUR BUSINESS. THIS MAKES AN EVALUATION OF OUR BUSINESS DIFFICULT.

     We are a development stage company and have no operating history upon which an evaluation of our business prospects can be based. Our operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products and technologies.

     Because we have not begun operations, it is difficult to evaluate our proposed business and prospects. Our revenue and income potential is unproven and our business model is still emerging. We cannot assure investors that we will attract consumers, establish a sizable market share or achieve significant revenues or operating margins in future periods. We cannot guarantee that we will ever achieve commercial success.

WE  CAN  GIVE  NO  ASSURANCE  OF  PROFITABILITY.

     Our planned business is speculative and dependent upon the implementation of our business plan, the acceptance of our outsourced website hosting and hosting application solutions and the effectiveness of our planned marketing programs and our relationship with our Internet access provider. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that investors will not lose their entire investment.

WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL REQUIREMENTS, UPON WHICH WE ARE LIKELY TO BE HIGHLY DEPENDENT.

     Based on our current business plan, we anticipate that our current capital resources will allow us to meet our cash requirements for the next 12 months. However, no assurance can be given that our current capital resources will be sufficient for the next 12 months or that any unforeseen circumstances or change in our planned operations would not consume available resources more rapidly than anticipated. Should such additional finances be necessary, we plan to raise funds through equity or debt financings and/or traditional bank financing, or a combination of both, which may have the effect of diluting the holdings of existing stockholders. No assurance can be given that financing will be available when needed or that such financing will be available on commercially reasonable terms. If adequate funds are not available, we may be required to delay or terminate expenditures to develop and commercialize our objectives, which would have a material adverse effect on our business.

OUR FUTURE SUCCESS IS DEPENDENT ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR EXECUTIVE OFFICERS AND KEY EMPLOYEES, AND OUR ABILITY TO ATTRACT AND RETAIN SKILLED PERSONNEL.

     Our future success depends, in significant part, on the continued service and performance of Scott Kerr, our Chief Executive Officer and President, and Todd Cusolle, our Chief Financial Officer, Executive VP-Technology and Secretary, who possess extensive expertise in various aspects of our business.

We cannot assure you that either of these individuals will be able to fulfill their responsibilities adequately or, if either of them chose to leave us, that we would be able to find an appropriate replacement for either of them. Any loss or interruption of our key personnel's services could adversely affect our ability to develop our business plan. It could also result in our failure to maintain our relationship with our provider of Internet access which is critical to our success. We do not presently maintain key-man life insurance policies on any of our officers. Our success also depends on our ability to hire, train, retain and manage highly skilled employees. We cannot assure you that we will be able to attract and retain a sufficient number of qualified employees or that we will successfully train and manage the employees we hire.

WE  MAY  BE  UNABLE  TO  PLAN  OR  MANAGE  OPERATIONS  AND  GROWTH  EFFECTIVELY.

     Planned development of our operations may stretch our management, systems and resources. As we increase the scope of our planned operations and the size of our workforce, we will need to continually train and manage our workforce. We will also need to continually improve and develop our financial and managerial controls and our reporting systems and procedures. A failure to plan, implement and integrate our growth plans and related systems successfully could adversely affect our business, operating results and financial condition.

WE ARE DEPENDENT ON 51ST STATE SYSTEMS, INC. FOR ACCESS TO THE INTERNET NETWORK.

     Our ability to offer customers a high-quality hosting network on an affordable basis is dependent upon our contractual relationship with 51st State Systems, Inc. which charges us a fixed monthly fee for arranging for our Internet access. If this contract were to be terminated, or if the terms were to be substantially amended, we might be required to enter into arrangements with others on less favorable terms. There is no assurance that we would be able to purchase connectivity on comparable terms and there is no assurance that we would be able to pass on additional costs to prospective customers. This could result in decreased Internet connection speed and a reduction in capacity, resulting in poorer service to customers and could materially and adversely affect our business, financial condition and results of operations. (See immediately below risk factor "We depend on 51st State Systems, Inc. for important aspects of our business operations, and because 51st State Systems, Inc. is our controlling shareholder, 50% of which is owned by Todd Cusolle, one of our officers and directors, there may be a conflict of interest.")

WE DEPEND ON 51ST STATE SYSTEMS, INC. FOR IMPORTANT ASPECTS OF OUR BUSINESS OPERATIONS, AND BECAUSE 51ST STATE SYSTEMS, INC. IS OUR CONTROLLING SHAREHOLDER, 50% OF WHICH IS OWNED BY TODD CUSOLLE, ONE OF OUR OFFICERS AND DIRECTORS, THERE MAY BE A CONFLICT OF INTEREST.

     We have a contract with 51st State Systems Inc., a provider of Internet services, pursuant to which 51st State Systems arranges for our Internet access. 51st State Systems owns approximately 75.6% of our common stock and Todd Cusolle, one of our officers and directors, owns 50% of 51st State Systems, and therefore there may be a conflict of interest. Our contract with 51st State Systems expires in October 2004. We believe that our contract with 51st State Systems is on terms reasonable and made in our best interests. If 51st State Systems were unable or unwilling to arrange for our Internet access, we would have to find a suitable replacement. Our operations could be disrupted while we were in the process of finding a replacement for 51st State Systems and the failure to find a suitable replacement or to reach an agreement with an alternate provider on terms acceptable to us could materially adversely affect our business, results of operations and financial condition. (See immediately above risk factor "We are dependent on 51st State Systems, Inc. for access to the Internet Network." Also see "Our majority stockholder, 51st State Systems, Inc., beneficially owns approximately 75.6% of our outstanding common stock; its interests could conflict with yours; significant sales of stock held by 51st State Systems could have a negative effect on our stock price; stockholders may be unable to exercise control" under "Risk Factors - Risks concerning this Offering" below and "Certain Relationships and Related Transactions" below.)

SCOTT  KERR'S  CONFLICT  OF  INTEREST.

     Scott Kerr, our Chief Executive Officer, President and a Director, is involved in one other service venture on a part-time basis. This venture is NES Worldwide, Inc. Although this venture does not involve website hosting or any other services offered by us, it will put a serious constraint on Mr. Kerr's time and his availability to address matters concerning our business. This may negatively affect our operations and our ability to earn revenues. We do not believe that this venture will cause other conflicts of interest. (See Mr. Kerr's biographical information below under "Directors, Executive Officers, Promoters and Control Persons.")

PROVIDING SERVICES TO CUSTOMERS WITH MISSION-CRITICAL WEBSITES AND WEB-BASED APPLICATIONS COULD POTENTIALLY EXPOSE US TO LAWSUITS FOR CUSTOMERS' LOST PROFITS OR OTHER DAMAGES.

     Because our website and application hosting services could be critical to many of our future customers' businesses, any significant interruption in our services could result in lost profits or other indirect or consequential damages to such customers. Our customers will be required to sign service forms that incorporate our standard terms and conditions. Although these terms disclaim our liability for any such damages, a customer could still bring a lawsuit against us claiming lost profits or other consequential damages as the result of a service interruption or other website or application problems that the customer may ascribe to us. There can be no assurance a court would enforce any limitations on our liability, and the outcome of any lawsuit would depend on the specific facts of the case and legal and policy considerations. We also believe we would have meritorious defenses to any such claims, but there can be no assurance we would prevail. In such cases, we could be liable for substantial damage awards. Such damage awards might exceed our liability insurance by unknown but significant amounts, which would seriously harm our business, financial condition and results of operations.

                          RISKS CONCERNING OUR INDUSTRY

WE  MAY  BE  HURT  BY  SYSTEM  FAILURES.

     Our success is largely dependent upon our ability to deliver high speed, uninterrupted access to our servers on the Internet. Any system failure that causes interruptions in our operations could have a material adverse effect on us. We currently rely upon 51st State Systems, Inc. for our access to the Internet. Failures in this or any other service provider on which we may rely would result in customers' receiving no or diminished access to the Internet.

WE  COULD  BE  HELD  LIABLE  FOR  INFORMATION  DISSEMINATED  OVER  OUR  NETWORK.

     The law relating to liability of Internet service providers for information and materials carried on or disseminated through their networks is not completely settled. The possibility that courts could impose liability for information or material carried on or disseminated through our network could require us to take measures to reduce our exposure to such liability. Such measures may require us to spend substantial resources or to discontinue certain product or service offerings. Any of these actions could have a material adverse effect on our business, financial condition and results of operations.

     Due to the increasing use of the Internet, it is possible that additional laws and regulations may be adopted with respect to the Internet covering issues such as user privacy, pricing, taxes, defamation, obscenity, intellectual property protection, consumer protection, technology export and other controls. Changes in the regulatory environment relating to the Internet services industry could have a material adverse effect on our business, financial condition and results of operations.

WE ARE SUBJECT TO THE RISKS ASSOCIATED WITH RAPID INDUSTRY CHANGES. IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGES OUR BUSINESS COULD SUFFER.

     The Internet services industry in which we plan to operate is characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service, software and other product innovations. We cannot guarantee that products, software and services or technologies developed by others will not render our services non-competitive or obsolete. We cannot guarantee that we will be able to offer services that incorporate leading technologies, respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis, or identify new service opportunities successfully and develop and bring them to market in a timely and cost-effective manner to address the increasingly sophisticated and varied needs of our prospective customers. In addition, we cannot provide any assurance that our service developments or enhancements will achieve or sustain market acceptance or be able to address effectively the compatibility issues raised by technological changes or new industry standards. For example, we are using a Microsoft based system and may be unable to run services run by vendors who are not compatible with Microsoft. This type of compatibility problem may increase and therefore reduce our opportunities. Additionally, with more companies providing higher bandwidth for a lower cost, like DSL (digital subscriber lines) or cable, it is becoming less expensive for companies to host their own websites.

WE  OPERATE  IN  AN  EVOLVING  MARKET  WITH  UNCERTAIN  PROSPECTS  FOR  GROWTH.

     Our success will depend on the continued trend of businesses outsourcing their website(s) and application hosting and our ability to market our services effectively. There can be no assurance that once we begin operations that our services will be adopted, the market for our services will grow, or that businesses will use these Internet-based services to the degree or in the manner that we expect. It is possible that at some point businesses may find it cheaper, more secure or otherwise preferable to host their websites and applications internally or self-manage and decide not to outsource the management of their websites and applications. If we are unable to react quickly to changes in the market, if the market fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, then we are unlikely to become or remain profitable.

WE MAY BE UNABLE TO ACHIEVE OUR OPERATING AND FINANCIAL OBJECTIVES DUE TO SIGNIFICANT COMPETITION IN THE WEBSITE HOSTING AND HOSTING APPLICATION INDUSTRY.

     The market for outsourced website hosting and hosting application services is highly competitive. There are few substantial barriers to entry into this market and most of our current competitors have substantially greater financial, technical and marketing resources, larger customer bases, more data centers, longer operating histories, greater name recognition and more established relationships in the industry than we possess. Our current and potential competitors in the market include web hosting service providers, as well as web design companies and countless individual, freelance web designers.

     Our competitors may be able to expand their network infrastructures and service offerings more quickly. They may also bundle other services with their website hosting or application hosting services, which could allow them to reduce the relative prices of their website hosting and/or application hosting services beyond levels that we could compete with, and generally adopt more aggressive pricing policies. For example they may offer both e-mail service and web hosting for a price comparable to what we plan to offer web hosting for. In addition, some competitors have entered and will likely continue to enter into joint ventures or alliances to provide additional services that may be competitive with those that we plan to provide. We also believe the website hosting and application hosting markets are likely to experience consolidation in the near future, which could make it more difficult for us to compete.

OUR SERVER FARMS AND THE NETWORKS WE WILL RELY ON ARE SENSITIVE TO HARM FROM HUMAN ACTIONS AND NATURAL DISASTERS. ANY RESULTING DISRUPTION COULD SIGNIFICANTLY DAMAGE OUR BUSINESS AND REPUTATION.

     Our ability to provide reliable service will largely depend on the performance and security of our server farms. In addition, we expect that prospective customers will maintain confidential information on our servers. However, our data centers and equipment, the networks we intend to use, and prospective customers' information are subject to damage and unauthorized access from human error and tampering, breaches of security, natural disasters, power loss, capacity limitations, software defects, telecommunications failures, intentional acts of vandalism, including computer viruses, and other factors that may cause interruptions in service or reduced capacity for prospective customers, and could potentially jeopardize the security of their confidential information such as credit card and bank account numbers. The occurrence of a security breach, a natural disaster, interruption in service or other unanticipated problems could seriously damage our business and reputation and cause us to lose prospective customers. Additionally, the time and expense required to eliminate computer viruses and alleviate other security problems could be significant and could impair our service quality. We also intend to provide prospective customers with service level agreements. If we do not meet the required service levels, we may have to provide credits to prospective customers, which could significantly reduce any revenues. Additionally, in the event of any resulting harm to prospective customers, we could be held liable for damages. Awards for such damages might exceed our liability insurance by an unknown but significant amount and could seriously harm our business.

OUR BUSINESS WILL NOT GROW UNLESS INTERNET USAGE AND DEMAND FOR NEW WEBSITES GROWS.

     Our success will depend on the continued growth of business's need to expand their presence on the web. Our business plan anticipates extensive growth in the website hosting and application hosting markets. The growth of the Internet, including the website hosting and application hosting markets, is subject to a high level of uncertainty and depends on a number of factors, including the growth in consumer and business use of new interactive technologies, the development of technologies that facilitate interactive communications, security concerns and increases in data transport capacity. If the Internet as a commercial medium fails to grow or develops more slowly than expected, then our planned business is unlikely to grow.

     The recent growth in the use of the Internet in general has caused frequent periods of performance degradation. Any perceived degradation in the performance of the Internet as a whole could undermine the benefits of our intended services. The performance of our planned website and hosting application services will be limited by and dependent upon the speed and reliability of our networks and third party networks. Consequently, the growth of the market for our intended services depends on improvements being made to the entire Internet infrastructure to alleviate overloading and congestion.

                         RISKS CONCERNING THIS OFFERING

OUR  MAJORITY  STOCKHOLDER,  51ST  STATE  SYSTEMS,  INC.,  BENEFICIALLY  OWNS
APPROXIMATELY 75.6% OF OUR OUTSTANDING COMMON STOCK; ITS INTERESTS COULD CONFLICT WITH YOURS; SIGNIFICANT SALES OF STOCK HELD BY 51ST STATE SYSTEMS COULD HAVE A NEGATIVE EFFECT ON OUR STOCK PRICE; STOCKHOLDERS MAY BE UNABLE TO EXERCISE CONTROL.

     As of April 2, 2003, 51st State Systems, Inc., was the beneficial owner of approximately 75.6% of our common stock. As a result, it has significant ability to:

     -    elect or defeat the election of our directors;

     - amend or prevent amendment of our certificate of incorporation or by-laws;

     - effect or prevent a merger, sale of assets or other corporate transaction; and

     - control the outcome of any other matter submitted to the stockholders for vote.

As a result of its ownership, 51st State Systems is able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. If you purchase shares of our common stock in this offering, you may have no effective voice in our management. In addition, sales of significant amounts of shares held by 51st State Systems, or the prospect of these sales, could adversely affect the market price of our common stock. 51st State Systems' stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price. (See

"We depend on 51st State Systems, Inc. for important aspects of our business operations, and because 51st State Systems, Inc. is our controlling shareholder, 50% of which is owned by Todd Cusolle, one of our officers and directors, there may be a conflict of interest" under "Risk Factors - Risks Concerning our Business" above and "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" below.)

OUR MAJORITY STOCKHOLDER IS ABLE TO TAKE STOCKHOLDER ACTIONS WITHOUT GIVING PRIOR NOTICE TO ANY OTHER STOCKHOLDERS. YOU MAY THEREFORE BE UNABLE TO TAKE PREEMPTIVE MEASURES THAT YOU MAY BELIEVE ARE NECESSARY TO PROTECT YOUR INVESTMENT IN US.

     Our majority stockholder is able to take stockholder actions in conformance with Section 228 of the Delaware General Corporation Law and our Certificate of Incorporation, which permits any stockholder action that may or is required to be taken at an annual or special meeting of the stockholders, to be taken without prior notice and without a vote of all of our stockholders. Instead of a vote, stockholder actions can be authorized by the written consent to such actions, signed by the holders of the number of shares which would have been required to be voted in favor of such action at a duly called stockholders meeting. We are not required to give prior notice to all stockholders of actions taken pursuant to the written consents of the majority stockholders. Our obligations are limited to giving such notice promptly after the action has been taken.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO SELL YOUR SHARES, THEREFORE YOUR INVESTMENT WOULD BE A COMPLETE LOSS.

     There is no public market for our common stock. An active trading market may never develop or, if developed, it may not be maintained. Failure to develop or maintain an active trading market could negatively affect the price of our common stock, and you may be unable to sell your shares, and therefore your investment would be a complete loss.

THE  "PENNY  STOCK"  RULES  COULD  MAKE SELLING OUR COMMON STOCK MORE DIFFICULT.

     If our common stock does become publicly traded, it is likely that it will be considered a "penny stock," which generally is a stock trading under $5.00 and not registered on national securities exchanges or quoted on the national Nasdaq market. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. This often has the result of reducing trading in such stocks and making it more difficult for investors to sell their shares. Prior to a transaction in a penny stock, a broker-dealer is required to:

     - deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market;

     - provide the customer with current bid and offer quotations for the penny stock;

     - explain the compensation of the broker-dealer and its salesperson in the transaction;

     - provide monthly account statements showing the market value of each penny stock held in the customer's account; and

     - make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

These requirements may have the effect of reducing the liquidity of penny stocks. If our common stock is subject to the penny stock rules, investors may find it more difficult to sell their shares.

WE MAY NOT QUALIFY FOR OVER-THE-COUNTER BULLETIN BOARD INCLUSION, AND THEREFORE YOU MAY BE UNABLE TO SELL YOUR SHARES.

     Upon completion of this offering, we will attempt to have our common stock eligible for quotation on the Over-the-Counter Bulletin Board ("OTCBB" or "Bulletin Board"). OTCBB eligible securities includes securities not listed on NASDAQ or a registered national securities exchange in the U.S. and that are also required to file reports pursuant to Section 13 or 15(d) of the Securities Act of 1933, and the company is current in its periodic securities reporting obligations. We have engaged a broker/dealer who has filed a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quotation of our common stock on the OTCBB. The market maker has committed to make a market in our securities once the Form 211 clears with the NASD. For more information on the OTCBB see its website at www.otcbb.com. If for any reason, however, any of our securities are not eligible for quotation on the Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling them should they desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, any trading in our common stock would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the shares. The above-described rules may materially adversely affect the liquidity of the market for our securities. (See "Plan of Distribution.") In addition, the price of the shares, after the offering, can vary due to general economic conditions and forecasts, our general business condition, the release of our financial reports, and because our principals may sell shares they owned before the offering into any market that develops.

IF YOU REQUIRE DIVIDEND INCOME, YOU SHOULD NOT RELY ON AN INVESTMENT IN CORDEXA HOLDINGS, INC.

     We do not anticipate paying cash dividends in the foreseeable future. Our ability to pay dividends is dependent upon our ability to operate profitably. We may never become profitable. Even if we do become profitable, we expect that any earnings will be retained for development and expansion of our business. If you require dividend income, you should not expect to receive any cash dividends as a stockholder of Cordexa Holdings, Inc.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Memorandum contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Memorandum. For this purpose, any statements contained in this Memorandum which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue" or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholders' shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling stockholders.


                         DETERMINATION OF OFFERING PRICE

     As there is no public market for the shares, the offering price we used is the price that the selling stockholders paid for their shares and bears no relationship to our assets, book value or prospective earnings or any other recognized criteria of value.


                                 CAPITALIZATION

     The  following  table  sets  forth  our capitalization as of April 2, 2003.

     Stockholders'  equity

          Common  stock,  $.001  par  value;
             100,000,000  shares  authorized,
             5,026,500  shares  outstanding                    $  5,027

          Preferred  Stock,  $.0001  par  value;
             5,000,000  shares  authorized,
             0  shares  outstanding                            $      0

     Additional  paid-in  capital                              $ 73,742

     Total  Capitalization                                     $ 78,769

                             DESCRIPTION OF BUSINESS

GENERAL

     Cordexa  Holdings,  Inc.  (the  Company")  was  incorporated in Delaware on
October 15, 2002 and will conduct operations through its wholly-owned subsidiary, Cordexa Networks Corp., a Canadian corporation, incorporated on December 5, 2002. Where the context requires, references the Company, "we" or "us" throughout this document include reference to Cordexa Networks Corp.

     We are a development stage company and have had no operations or revenues to date. We plan to offer businesses and individual professionals that seek to establish or reassess their presence on the web with attractive website hosting packages at competitive rates through our computer software, network technology and systems management. The principal services we plan to offer are:

     -    website hosting and application hosting services; and

     - e-mail and related services such as conference and bulletin board facilities and mailing list management.

     We  have  purchased  two computers and have begun to load software (Windows
2000 Server, Microsoft Internet Information Server and Microsoft Exchange Server) and run tests on the services we plan to offer. We expect to launch our operations during the second quarter of 2003.

SALES  AND  MARKETING

     Our revenues are expected to come from monthly hosting and maintenance contracts that we will require our customers to enter into with us. This is intended to provide us with what is commonly referred to as "recurring revenue." We anticipate that a majority of our prospective customers will initially be small to medium sized businesses and individual professionals. Therefore, to a large extent, our ability to grow depends upon the level at which we can attract new customers and bind them to our hosting and maintenance agreements.

     We plan to invest in online advertising, traditional print media and promotional activities to establish and increase awareness of our intended services, product enhancements and promotional offerings and to generate sales. To generate sales leads in a cost efficient manner, we plan to place advertisements on high volume websites and purchase targeted keywords on popular search engines.

     We also plan to invest in a public relations effort for media relations, industry analyst relations and speaking engagements. We intend to establish and maintain relations with journalists and industry analysts to secure unbiased, third-party endorsements for our intended services and to pursue coverage by online publications, search engines and directories. In addition, we expect our employees to actively participate in industry events and conferences.

     To enhance the effectiveness of our marketing efforts, we plan to establish and maintain significant co-marketing relationships to promote our planned services. These relationships typically involve participation with domain registries, small business services, and mid-tier IT consulting companies.

OUR  SERVICES

Website  Hosting  and  Hosting  Application  Services
-----------------------------------------------------

     We plan to offer our prospective customers several options for hosting their websites. A prospective customer can share space on a server which also hosts the websites of other prospective customers, or for a higher fee, have access to a dedicated server (a server which does not share space with anyone else).

     We also plan to offer prospective customers the convenience of a limited free monthly update to their website, which will be included in the hosting cost. The extent of the free update we plan to provide will depend on the hosting plan and will not be able to be carried forward if it is not used in any given month. The free update is expected to encourage prospective customers to keep their website up-to-date with their most current information.

Other  Services
---------------

     We plan to offer a variety of other services to enable communication over the Internet. These include virtual hosting of electronic mail, which allows users to maintain their own domains while housing their e-mail on our servers. We also intend to offer the filtering of unsolicited e-mail. Our e-mail management platform is expected to enable prospective customers with the broadcast of e-mail to an established, opted-in, user group. We plan to offer prospective customers packages containing various combinations of these services. We intend to charge a monthly user fee per package, which will vary from $5 to $25 depending on the complexity of the package.

INDUSTRY  BACKGROUND

     The Internet is a global network of multiple private and public networks that use standardized communication protocols to communicate with each other. The Internet has become an important communication and commercial medium and presents a significant opportunity for associations and businesses to interact in new and different ways with a larger number of members, customers, employees, suppliers and partners. As use of the Internet grows, associations and businesses are increasing the breadth and depth of their Internet product and service offerings. Pioneering Internet-based organizations have developed Internet products and services in areas such as finance, insurance, media, tourism, retail and advertising. Other organizations have begun to use the Internet for an expanding variety of applications, ranging from corporate or association publicity and advertising, to sales, distribution, customer service, employee training and communication with partners. Increasingly, Internet operations are becoming mission-critical for many of these enterprises. To ensure the reliability of their Internet operations, enterprises are requiring that these operations have high performance standards, scalability and expert management 24 hours a day, 7 days a week.

     Enterprises generally utilize two types of Internet services: connectivity and valued-added services. We plan to provide companies with value-added services such as web hosting and communication services that improve their internal and external operations. These value-added services represent one of the fastest growing segments of the Internet services market. The availability of Internet access, the advancements in technologies required to navigate the Internet and the proliferation of content and applications available over the Internet have attracted a growing number of Internet users.

     The web hosting provider market is segmented into large national or multinational providers with large high-speed networks and regional or local hosting companies, who typically rely upon the larger networks for Internet connectivity. The larger web hosting companies, like UUNet are referred to as "tier one" networks, which exchange Internet traffic cost-free, at multiple public peering points, as well as through private peering arrangements.

     As is typical in the case of a new and rapidly evolving industry, the Internet is characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions. Demand for recently introduced products and services are subject to a level of uncertainty.

     Despite growing interest in the many uses of the Internet some potential users could be deterred from purchasing Internet access services because of a perceived inconsistent quality of service, the need to deal with multiple and frequently incompatible vendors, and perceived inadequate protection of the confidentiality of stored data and information moving across the Internet. In particular, a perceived lack of security of commercial data, such as credit card numbers, could impede commercial exploitation of the Internet. There can be no assurance that encryption or other technologies will satisfactorily address these security concerns. The adoption of the Internet for commerce and communications, particularly by those individuals and enterprises that have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business.

COMPETITION

     The business of providing web hosting services is highly competitive and there are no substantial barriers to entry. There are thousands of competitors and we are at the bottom in terms of size. We believe that competition will intensify in the future and our ability to successfully compete depends on a number of factors, including:

     - the capacity, reliability and security of the network with which we interconnect;

     -    the  pricing  structure  of  our  services;

     -    expansion  of  the  variety  of  services  which  we  offer;

     -    our  ability  to adapt our services to new technological developments;

     -    our  ability  to  implement broad and effective distribution channels;
          and

     -    principal  market  and  economic  trends.

Current  and  prospective  competitors  include:

     -    national,  regional  and  local  web  hosting  companies;

     -    website  hosting  providers;  and

     - Free web hosting services and communities such as Yahoo's Geocities, HyperMart.net and Xoom.com.

     As a web hosting provider we will compete with Interland, UUNet, HostPro, IMC Online and thousands of smaller hosting companies. We are dependent upon 51st State Systems, Inc. for access to the Internet. If our contract with 51st State Systems, Inc. were to be terminated or if the cost were substantially raised, our ability to maintain competitive prices to our customers could be materially and adversely affected.

     Our competitors have significantly greater revenues than we have and may be able to expand their network infrastructures and service offerings more quickly. They may also bundle other services with their website hosting or application hosting services, which could allow them to reduce the relative prices of their website hosting and/or application hosting services beyond levels that we could compete with, and generally adopt more aggressive pricing policies. For example, they may offer both e-mail service and web hosting for a price comparable to what we plan to offer web hosting for. In addition, some competitors have entered and will likely continue to enter into joint ventures or alliances to provide additional services that may be competitive with those we plan to provide. We also believe the website hosting and application hosting markets are likely to experience consolidation in the near future, which could result in increased price and other competition that would make it more difficult for us to compete.

     We  intend  to  differentiate  ourselves  from  our  competitors:

     -    by offering lower prices made possible by our expected lower overhead;
          and

     - with our expected ability to quickly adapt to new developments in our industry resulting from the small size of our organization.

     We do not compete directly with 51st State Systems, Inc. (who arranges for our access to the Internet.) We believe that we could replace 51st State Systems, Inc. fairly easily if our agreement were terminated.

CUSTOMERS

     We do not expect any single customer to account for a significant portion of our revenues. Accordingly we will not be dependent upon any single customer to achieve our business goals.

EMPLOYEES

     Our only employees at the present time are our two executive officers. We plan to add two part-time employees within the next twelve months for customer and sales services and technology and network administration. Additional employees will be hired as required for the expanded operation of our business.

SEASONAL  ASPECTS

     Our industry is not seasonal and our revenues will not vary significantly from quarter to quarter due to seasonal aspects.

INTELLECTUAL  PROPERTY

     We do not expect to be dependent upon patents, trademarks, licenses, or proprietary technology or software with regard to the operation of our business.

GOVERNMENT  REGULATION

     Our planned operations are not currently subject to direct regulation by governmental agencies other than regulations applicable to businesses generally. As use of the Internet continues to grow, jurisdictions in which we operate may adopt regulations relating to prices charged users, content, privacy, intellectual property protection, libel or other matters. If adopted, such regulations could significantly affect our results of operations.

FACILITIES

     Our executive offices are currently located at 750 West Pender Street, Vancouver, BC V6C 2T7, Canada. We occupy approximately 1,000 square feet of space provided to us by Scott Kerr, our Chief Executive Officer and President, on a rent-free basis. The facilities constitute a business office, in good condition and adequate for our business purposes.

                                PLAN OF OPERATION

     The following discussion of our plan of operation for the next twelve months should be read in conjunction with, and is qualified in its entirety by, the more detailed information, including our financial statements, included elsewhere in this prospectus. Our plan of operation for the next twelve months involves (i) commencing operations during the second quarter of 2003; and (ii) implementing our sales and marketing strategies.

     We were recently formed and will not achieve revenues until we successfully commence operations. We currently employ two people. After we begin operations we expect employee levels to increase as we expand our operations (see "Business
- Employees"). Our current cash and expected revenues from operations should be sufficient to satisfy our cash requirements during the next 12 months. However, presently unforeseen circumstances may require us to seek financing during the period. In the event we do require financing there is no assurance that we will be able to obtain it on terms beneficial to us, if at all.

                         DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

DIRECTORS  AND  OFFICERS

     The following table sets forth certain information with respect to our directors and executive officers as of April 2, 2003.

     Directors serve until the next annual meeting of the stockholders; until their successors are elected or appointed and qualified, or until their prior resignation or removal. Officers serve for such terms as determined by our board of directors. Each officer holds office until such officer's successor is elected or appointed and qualified or until such officer's earlier resignation or removal.

                                                                           Date of Election
Name                       Age     Position                                or Appointment
----                       ---     --------                                ----------------
Scott  Kerr                 34     Chief Executive Officer, President      October  15,  2002
                                   and Director

Todd  Cusolle               31     Chief  Financial  Officer, Executive    October  15,  2002
                                   VP-Technology, Secretary and Director


     SCOTT KERR has served as our Chief Executive Officer, President and a Director since October 2002. Since July 2002 Mr. Kerr has been the President and a Director of NES Worldwide, Inc., a company engaged in the business of filing EDGAR reports on behalf of public companies with the United States Securities and Exchange Commission. Since August 2000 he has been the Vice President of Mindfuleye, Inc., a U.S. public company engaged in the business of sentiment analysis, where he is responsible for strategy implementation of the business development function, corporate and product marketing, and the development and execution of product sales and distribution programs. Mr. Kerr has been a Director of Mindfuleye, Inc. since September 2001. Mindfuleye, Inc. is currently not conducting any operations. From January 1998 to August 2000, Mr. Kerr managed new business development for Bayleaf Software Inc., a company based in Vancouver and engaged in the business of custom software development consulting. Prior to that he was a Vice President of Omni-Tech Systems Ltd., a company based in Vancouver and engaged in the business of computer software for the justice and public safety markets. Mr. Kerr has studied marketing and communications, and received a Bachelor of Arts in Political Science from the University of British Columbia. Mr. Kerr works 30 hours per week for Cordexa.

     TODD CUSOLLE has served as our Chief Financial Officer, Executive Vice President, Secretary and a Director since October 2002. Mr. Cusolle founded Mindfuleye, Inc., a U.S. public company engaged in the business of sentiment analysis, and has been its Chief Technical Officer since 1999. Mindfuleye, Inc. is currently not conducting any operations. In 1999 he also served as a senior developer and architect at RLG netPeformance, a company engaged in the business of e-commerce consulting and website design, and Communicate.com (formerly

IMEDIAT Digital), a company engaged in the business of e-commerce consulting and website design. From 1996 until 1998, Mr. Cusolle was the founding employee of Emerge Online, a company engaged in the business of e-commerce consulting and website design, where he led and grew the technical team from 1 to 20 employees. While working with these organizations, Mr. Cusolle led the back-end development of well-known investment and financial websites, including HSBC Bank USA (formerly Marine Midland Bank), TD Bank, Comerica Bank, Fleet Bank USA, Canada Trust, Canadian Corporate News and Bayshore Trust. Notably, Mr. Cusolle designed and implemented the first online instant approval line-of-credit application that automatically accessed and analyzed an individual's credit report. From 1995 to 1996, Mr. Cusolle held development positions at both Quadravision Communications (now Bowne Internet) and Carleton University in
Ottawa,  Canada.  Mr.  Cusolle  is  employed  by  us  on  a  part-time  basis.


                             EXECUTIVE COMPENSATION

COMPENSATION  OF  OFFICERS

     We have not paid our officers any compensation since our inception in October 2002 and have not entered into any employment agreements with our officers.

STOCK  OPTION  GRANTS

     We have not made any individual grants of stock options since we adopted our stock option plan in November 2002.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on November 15, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by our board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by our board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

COMPENSATION  OF  DIRECTORS

     We have not paid and do not presently plan to pay compensation to any of our directors for serving as such.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2003. The information in this table provides the ownership information for:

     - each person known by us to be the beneficial owner of more than 5% of our common stock;
     -    each of our directors;
     -    each of our executive officers; and
     -    our executive officers and directors as a group.

     Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 5,026,500 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

     Unless otherwise indicated, the address of each beneficial owner is c/o Cordexa Holdings, Inc., 750 West Pender Street, Vancouver, BC V6C 2T7 Canada.


                                                               Amount  of
Name  and  Address                                            Common  Stock              Percent of
of Beneficial Owner             Position Held              Beneficially Owned               Class
    -------------------         -------------              ------------------            ----------
51st State Systems, Inc. (1)                                   3,800,000                    75.6%
938 Howe Street, Suite 402
Vancouver  BC  V6Z  1N9
Canada

Scott  Kerr                     President, CEO and               200,000                      4%
                                Director

Todd  Cusolle (1)               CFO, Executive Vice                    0                      0%
                                President-Technology,
                                Secretary and Director

All Executive Officers and                                       200,000                      4%
Directors as a Group (two
persons)


--------------
(1) Todd Cusolle, one of our executive officers and directors, owns 50% of the outstanding capital stock of 51st State Systems Inc.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 15, 2002 we issued 3,800,000 shares of our common stock to 51st State Systems, Inc., in exchange for $3,800 worth of services rendered by 51st
State  Systems,  Inc. to us in connection with our corporate organization.  51st
State Systems, Inc. is a Canadian corporation, 50% of the outstanding capital stock of which is owned by Todd Cusolle, one of our executive officers and directors. See "We depend on 51st State Systems, Inc. for important aspects of our business operations, and because 51st State Systems, Inc. is our controlling shareholder, 50% of which is owned by Todd Cusolle, one of our officers and directors, there may be a conflict of interest" under "Risk Factors - Risks
Concerning  our  Business"  above.

     On October 15, 2002 we issued 200,000 shares of our common stock to Scott Kerr, our President, CEO and a director, in exchange for $200 worth of services rendered by Mr. Kerr to us in connection with our corporate organization.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements be on similar terms.

                          MARKET FOR COMMON EQUITY AND
                          RELATED STOCKHOLDER MATTERS

MARKET  INFORMATION

     There is no public trading market on which our common stock is traded. We have engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers in order to allow the quotation of our common stock on the Over-the-Counter Bulletin Board ("OTCBB"). There is no assurance that our common stock will be included on the OTCBB.

     There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are no outstanding shares of our common stock that can be sold pursuant to Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

HOLDERS

     As  of  April  2,  2003,  there were 43 record holders of our common stock.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, the rights and preferences of which may be established from time to time by our board of directors.

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

     - all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

     -    all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

     -    all liquidation preferences on any then outstanding preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the Nasdaq Stock Market or have a class of voting stock held by more than 2,000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

LIMITATION  ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our certificate of incorporation and by-laws allow us to eliminate the personal liability of our directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER  AGENT  AND  REGISTRAR

     Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004 is our transfer agent and the registrar for our common stock. Its telephone number is (212) 509-4000.

                              SELLING STOCKHOLDERS

     All of the shares of our common stock offered under this prospectus may be sold by the selling stockholders. We will not receive any of the proceeds from such sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 1,026,500 shares of our common stock. The following table sets forth:

     -    the name of each person who is a selling stockholder;

     - the number of securities owned by each such person at the time of this offering; and

     - the number of shares of common stock such person will own after the completion of this offering.

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.

                                                        SHARES OWNED PRIOR TO  SHARES OWNED AFTER
                                                            THE OFFERING           THE OFFERING
                                       NUMBER OF        ---------------------  -------------------
SELLING STOCKHOLDER                  SHARES OFFERED    NUMBER     PERCENT*      NUMBER    PERCENT
-----------------------------------  ---------------  -------    ---------     --------  --------
Bamby Investments S.A. (1). . . . .        100,000    100,000      1.99%           0        0%

Thomas Christen . . . . . . . . . .         50,000     50,000        **            0        0%

Crystal Overseas Trading Inc. (2) .         50,000     50,000        **            0        0%

Roger Curchod . . . . . . . . . . .         10,000     10,000        **            0        0%

Kurt Handschin. . . . . . . . . . .         10,000     10,000        **            0        0%

KGL Investments, Ltd. (3) . . . . .         50,000     50,000        **            0        0%

Ming Capital Enterprises Inc. (4) .        100,000    100,000      1.99%           0        0%

Partner Marketing AG (5). . . . . .        100,000    100,000      1.99%           0        0%

Private Investment Company Ltd. (6)        100,000    100,000      1.99%           0        0%

Christian Russenberger. . . . . . .         10,000     10,000        **            0        0%

Hans Schopper . . . . . . . . . . .         50,000     50,000        **            0        0%

Seloz Gestion & Finance SA (7). . .        100,000    100,000      1.99%           0        0%

Syrah Investment Corporation (8). .         50,000     50,000        **            0        0%

Terraco Holding SA (9). . . . . . .         50,000     50,000        **            0        0%


                                                        SHARES OWNED PRIOR TO  SHARES OWNED AFTER
                                                            THE OFFERING           THE OFFERING
                                       NUMBER OF        ---------------------  -------------------
SELLING STOCKHOLDER                  SHARES OFFERED    NUMBER     PERCENT*      NUMBER    PERCENT
-----------------------------------  ---------------  -------    ---------     --------  --------
Turf Holding Inc. (10). . . . . . .        100,000    100,000      1.99%           0        0%

Paul B. Gottbetter. . . . . . . . .         10,000     10,000        **            0        0%

Theresa Russo . . . . . . . . . . .          5,000      5,000        **            0        0%

Joanne Fichera. . . . . . . . . . .         25,000     25,000        **            0        0%

Robert Fichera. . . . . . . . . . .         25,000     25,000        **            0        0%

Adam S. Gottbetter. . . . . . . . .         10,000     10,000        **            0        0%

Lawrence H. Levner. . . . . . . . .          2,000      2,000        **            0        0%

Scott Rapfogel. . . . . . . . . . .         10,000     10,000        **            0        0%

Peter Katevatis . . . . . . . . . .            250        250        **            0        0%

Fran Sebal. . . . . . . . . . . . .            250        250        **            0        0%

Dana Sebal. . . . . . . . . . . . .            250        250        **            0        0%

Mal Sebal . . . . . . . . . . . . .            250        250        **            0        0%

Dave Wood . . . . . . . . . . . . .            250        250        **            0        0%

Monty Sheldan . . . . . . . . . . .            250        250        **            0        0%

Clarissa Soriano. . . . . . . . . .            250        250        **            0        0%

Nancy H. Munro. . . . . . . . . . .            250        250        **            0        0%

Angela Halliday . . . . . . . . . .            250        250        **            0        0%

James R. Kerr . . . . . . . . . . .            250        250        **            0        0%

Karen E. Kerr . . . . . . . . . . .            250        250        **            0        0%

Heather Macintosh . . . . . . . . .            250        250        **            0        0%

Candace Kantor. . . . . . . . . . .            250        250        **            0        0%

Belinda Drew. . . . . . . . . . . .            250        250        **            0        0%

Brenda Church . . . . . . . . . . .            250        250        **            0        0%

Alan Church . . . . . . . . . . . .            250        250        **            0        0%

Anna May de Roos. . . . . . . . . .            250        250        **            0        0%

Matthew Sebal . . . . . . . . . . .            250        250        **            0        0%

Samson Consulting Corp. (11). . . .          5,000      5,000        **            0        0%

Total . . . . . . . . . . . . . . .      1,026,500  1,026,500      20.4%           0        0%


-------------------
*     The  percentages  computed  in  this  column  of  the table are based upon
5,026,500  shares  of  common  stock  outstanding  on  April  2,  2003.
**     Indicates  less  than  one percent of the total outstanding common stock.
-------------------

(1)  The beneficial owner of Bamby Investments S.A. is Camille Escher.
(2)  The beneficial owner of Crystal Overseas Trading Inc. is Daniele Cimmino.
(3)  The beneficial owners of KGL Investments, Ltd. are Steven M. Kaplan, Adam
     S. Gottbetter and Paul R. Levenson (all of whom are the partners of Kaplan Gottbetter & Levenson, LLP, our legal counsel).
(4)  The beneficial owner of Ming Capital Enterprises Inc. is U.K. Menon.
(5)  The beneficial owner of Partner Marketing AG is Karl Vogler.
(6)  The beneficial owner of Private Investment Company Ltd. is Martin Christen.
(7)  The beneficial owner of Seloz Gestion & Finance SA is Rene Belser.
(8) The beneficial owner of Syrah Investment Corporation is Engelbert Schreiber jun.
(9)  The beneficial owner of Terraco Holding SA is Dagmar Papenberg.
(10) The beneficial owner of Turf Holding Inc. is Vijendran Poniah.
(11) The beneficial owner of Samson Consulting Corp. is Avi Mirman .


                              PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for sale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately negotiated transactions; and

     e.   a combination of any such methods of sale.

     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling stockholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling stockholders.

     Selling stockholders may sell their shares in all 50 states in the U.S. Further, we will be profiled in the Standard & Poor's publications or "manuals". The Standard & Poor's manuals are widely subscribed to by broker/dealers, market makers, institutional investors, university libraries and public libraries. A company that is profiled in the Standard & Poor's manuals obtains a "manual" exemption from state securities regulations for secondary trading purposes in the thirty-five states where there is a provision for manual exemption.

     We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act.

THE  SELLING  STOCKHOLDERS'  GRANT  OF  REGISTRATION  RIGHTS

     We granted to the selling stockholders registration rights to enable them to sell the 1,026,500 shares of common stock. We agreed to register such shares until the earlier of (i) the date that all shares offered by this prospectus have been sold by the selling stockholders, (ii) two years from the effective date of the registration statement of which this prospectus is a part or (iii) the date all of the selling stockholders may sell all of the shares described herein without restriction pursuant to Rule 144 of the Securities Act. In connection with such registration, we will have no obligation to (i) assist or cooperate with the selling stockholders in the offering or disposition of such shares; (ii) indemnify or hold harmless the holders of any such shares, other than the selling stockholders or any underwriter designated by such holders;
(iii) obtain a commitment from an underwriter relative to the sale of any such shares; or (iii) include such shares within any underwritten offering we may engage in.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

     We will file, during any period during which we are required to do so under our registration rights agreement with the selling stockholders one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing: the name of any broker-dealers; the number of common shares involved; the price at which the common shares are to be sold; the commissions paid or discounts or concessions allowed to broker-dealers, where applicable; that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and any other facts material to the transaction.

                                LEGAL PROCEEDINGS

     No legal proceedings are pending to which we or any of our property are subject, nor to our knowledge are any such legal proceedings threatened.

                                     EXPERTS

     Stonefield Josephson, Inc., independent certified public accountants, audited our financial statements as of December 31, 2002, and for the period since inception on October 15, 2002 to December 31, 2002. In including those financial statements in this prospectus, we have relied on the authority of Stonefield Josephson, Inc., as an expert in accounting and auditing.

                                  LEGAL MATTERS

     Our counsel, Kaplan Gottbetter & Levenson, LLP, New York, New York, will pass on the validity of the issuance of the shares to be sold by the selling stockholders. The partners of Kaplan Gottbetter & Levenson, LLP, own 50,000 shares of our common stock, all of which are included for sale in this prospectus.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. However, once this registration statement becomes effective we will be required to file quarterly and annual reports and other information with the Securities and Exchange Commission.

     We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY


                                                                            Page
                                                                            ----

Independent Auditors'  Report                                                F-1
Consolidated  Balance  Sheet                                                 F-2
Consolidated  Statement  of  Operations                                      F-3
Consolidated  Statement  of  Stockholders'  Equity                           F-4
Consolidated  Statement  of  Cash  Flows                                     F-5
Notes  to  Consolidated  Financial  Statements                        F-6 - F-12

                          INDEPENDENT AUDITORS' REPORT


Board  of  Directors
Cordexa  Holdings,  Inc.
New  York,  New  York


We have audited the accompanying consolidated balance sheet of Cordexa Holdings, Inc. and Subsidiary (a Delaware corporation in the development stage) as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception on October 15, 2002 to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cordexa Holdings, Inc. and Subsidiary (a Delaware corporation in the development stage) as of December 31, 2002, and the consolidated results of its operations and its cash flows for the period from inception on October 15, 2002 to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred net losses from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stonefield Josephson, Inc.
CERTIFIED  PUBLIC  ACCOUNTANTS

Santa  Monica,  California
February  3,  2003

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                 CONSOLIDATED BALANCE SHEET - DECEMBER 31, 2002


                                     ASSETS
CURRENT ASSETS -
  cash. . . . . . . . . . . . . . . . . . . . . . . . .  $61,638
                                                         ========


                              STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
  Preferred stock, $.0001 par value, 5,000,000 shares
    authorized, no shares issued and outstanding. . . .  $
  Common stock, $.001 par value, 100,000,000 shares
    authorized, 4,930,000 shares issued and outstanding    4,930
  Additional paid-in capital. . . . . . . . . . . . . .   64,189
  Deficit accumulated during development stage. . . . .   (7,481)
                                                         --------

          Total stockholders' equity. . . . . . . . . .   61,638
                                                         ========





       See accompanying notes to these consolidated financial statements.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                          (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002

REVENUE . . . . . . . . . . . . . . .       $

COST OF REVENUE

GROSS PROFIT

GENERAL AND ADMINISTRATIVE EXPENSES .             7,481
                                            ------------

NET LOSS. . . . . . . . . . . . . . .       $    (7,481)
                                            ============

NET LOSS PER SHARE, basic and diluted       $     (0.00)
                                            ============

WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING, basic and diluted. . .         4,186,410
                                            ============







       See accompanying notes to these consolidated financial statements.


                                         CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                                            (A  DELAWARE  CORPORATION  AND
                                            DEVELOPMENT  STAGE  ENTERPRISE)

                                    CONSOLIDATED  STATEMENT  OF  STOCKHOLDERS'  EQUITY

                                           FROM  INCEPTION  ON  OCTOBER  15,  2002
                                                   TO  DECEMBER  31,  2002


                                                                                                       Deficit
                                                     Common stock                 Additional        accumulated           Total
                                                     -------------                 paid-in             during         stockholders'
                                               Shares           Amount             capital        development stage       equity
                                            -------------    -------------        ----------      ------------------  -------------
Issuance of Founders' shares for
  services from related parties on
  October 15, 2002 . . . . . . . . . . . .     4,000,000   $      4,000          $        -       $          -         $    4,000

Issuance of stock for services in
  November 2002 at $.05 per share. . . . .        50,000             50               2,450                                 2,500

Issuance of stock during private placement
  in November and December 2002 at $.10
  per share. . . . . . . . . . . . . . . .       880,000            880              61,739                                62,619

Net loss for the period from inception on
  October 15, 2002 to December 31, 2002. .                                                              (7,481)            (7,481)
                                            -------------  -------------         ----------       ------------------   ------------
Balance at December 31, 2002 . . . . . . .     4,930,000   $      4,930          $   64,189       $     (7,481)        $   61,638
                                            =============  =============         ==========       ==================   ============






       See accompanying notes to these consolidated financial statements.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002


CASH  FLOWS  USED  FOR  OPERATING  ACTIVITIES:
  Net  loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $     (7,481)
                     -     ------

  ADJUSTMENTS  TO  RECONCILE  NET  LOSS  TO  NET  CASH
    USED  FOR  OPERATING  ACTIVITIES  -
      Issuance  of  common  stock  in  exchange  for  services. . . . .          6,500

  CHANGES  IN  ASSETS  AND  LIABILITIES  -  NONE. . . . . . . . . . . .              -
                                                                           ------------
          Net  cash  used  for  operating  activities. . . . . . . . .            (981)
                                                                           ------------

NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES  -
   Proceeds  from  issuance  of  common  stock. . . . . . . . . . . . .         88,000
   Offering  costs. . . . . . . . . . . . . . . . . . . . . . . . . . .        (25,381)
                                                                           ------------

          Net  cash  provided  by  financing  activities. . . . . . . .         62,619
                                                                           ------------

NET  INCREASE  IN  CASH. . . . . . . . . . . . . . . . . . . . . . . . .         61,638
CASH,  beginning  of  period. . . . . . . . . . . . . . . . . . . . . .               -
                                                                           ------------

CASH,  end  of  period. . . . . . . . . . . . . . . . . . . . . . . . .    $     61,638
                                                                           ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION - no amounts were paid for interest or taxes


SUPPLEMENTAL  DISCLOSURE  OF  NON-CASH  FINANCING  ACTIVITIES:
          In October 2002, the Company issued 4,000,000 shares of its common stock as founders' shares as payment for services in the amount of $4,000.

          In November 2002, the Company issued 50,000 shares as payment for services in the amount of $2,500.






       See accompanying notes to these consolidated financial statements.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002

(1)     ORGANIZATION  AND  DESCRIPTION  OF  BUSINESS

          Cordexa Holdings, Inc., a Delaware Corporation incorporated on October 15, 2002, is the holding company for Cordexa Networks Corp. Cordexa Networks Corp. was incorporated under the laws of the Province of British Columbia, Canada on December 5, 2002 and is a wholly owned subsidiary of Cordexa Holdings, Inc. (collectively the "Company"). The Company intends to provide a variety of Internet services including website hosting, hosting application and electronic mail services.
          Cordexa  Networks  Corp.  had  no  operations  during  December  2002.

(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES:

        BASIS  OF  PRESENTATION:

          The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has incurred net losses from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity at this time. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the Company as a going concern.

          The financial statements do not include any adjustments, relating to the recoverability and reclassification of recorded asset amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

        PRINCIPLES  OF  CONSOLIDATION:

          The accompanying consolidated financial statements present the consolidated accounts of Cordexa Holdings, Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

        DEVELOPMENT  STAGE  ENTERPRISE:

          The Company is a development stage enterprise as defined by Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company is devoting substantially all of its present efforts to developing the ability to provide Internet services. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002

(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

        USE  OF  ESTIMATES:

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        FAIR  VALUE:

          Unless otherwise indicated, the fair values of all reported assets and liabilities which represent financial instruments approximate the carrying values of such amounts.

        CASH  CONCENTRATION:

          The Company maintains its cash in a trust account with its corporate counsel. The Company has not experienced any losses in such accounts. The Company plans to open a bank account by February 28, 2003.

        CASH  EQUIVALENTS:

          For purposes of the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

        COMPREHENSIVE  LOSS:
          Comprehensive loss consists of net loss only. Accordingly, no Statement of Comprehensive Loss has been presented.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

        INCOME  TAXES:

          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The net deferred tax asset arising from net operating loss of $7,481 has been offset by a valuation reserve, as in the opinion of management, the realization of this asset cannot be reasonably assured.

        OFFERING  COSTS:

          Offering costs consist of legal fees associated with the Company's private placement offering, which commenced in 2002. These costs have been offset against the proceeds of the private offering.

        ACCOUNTING  FOR  STOCK-BASED  COMPENSATION:

          The Company has adopted the disclosure-only provisions of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and continues to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

        NET  LOSS  PER  SHARE:

          Net loss per share has been computed using the weighted average number of shares outstanding. As of December 31, 2002, the Company had no dilutive common stock equivalents such as stock options and warrants.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

        NEW  ACCOUNTING  PRONOUNCEMENTS:

          In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations, " which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a Company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

          In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The adoption did not have a material impact to the Company's financial position or results of operations.

          In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements," and SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This statement amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption did not have a material impact to the Company's financial position or results of operations.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

        NEW  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED:

          In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force ("EITF") Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company believes that this SFAS will not have a significant impact on its results of operations or financial position.

          In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002


(2)     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED:

        NEW  ACCOUNTING  PRONOUNCEMENTS,  CONTINUED:

          In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

          In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

(3)     STOCKHOLDERS'  EQUITY:

        PREFERRED  STOCK

          The Company has not issued any of its authorized shares of preferred stock.

                      CORDEXA HOLDINGS, INC. AND SUBSIDIARY
                           (A DELAWARE CORPORATION AND
                          DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                       FROM INCEPTION ON OCTOBER 15, 2002
                              TO DECEMBER 31, 2002

(3)     STOCKHOLDERS'  EQUITY,  CONTINUED:

        COMMON  STOCK

          In October 2002, the Company issued 4,000,000 shares of its $.001 par value common stock as founders' shares for services valued at $4,000, which was deemed to be the fair value at inception.

          In November 2002, the Company issued 50,000 shares of its $.001 par value common stock for services valued at $2,500. These shares were issued to the Company's corporate counsel and was valued using consideration received, which was deemed to be fair value.

          In November 2002, the Company commenced a private placement. As of December 31, 2002, the Company has issued 880,000 shares of its $.001 par value common stock for $88,000 in cash, which was deemed to be fair value. Offering costs of $25,381 has been netted against the gross proceeds of $88,000.

          Subsequent to December 31, 2002, the Company sold 96,500 shares of its $.001 par value common stock for $9,650 in the private placement of its securities.

        STOCK  OPTION  PLAN

          In November 2002, the Board of Directors of the Company adopted the 2002 Stock Option Plan for the grant of qualified incentive stock options ("ISO") and nonstatutory stock options. The exercise price for ISO's granted may not be less than fair value (110% of fair value for ISO's granted to certain stockholders). The exercise price for nonstatutory stock options granted may not be less than 85% of fair value. Under the stock option plan, 500,000 shares are reserved for issuance. From inception on October 15, 2002 to December 31, 2002, no options were granted.

(4)     SUBSEQUENT  EVENTS:

          In January 2003, Cordexa Networks Corp. entered into a contract to lease facilities to operate server racks with 51st State Systems, Inc., which is majority owned by the Company's Chief Financial Officer. Under the terms of the contract, 51st State Systems, Inc. provides square footage, power, bandwidth and access to the building's communication wiring in exchange for monthly fees of $1,000. The contract expires in January 2005.

          Subsequent to December 31, 2002, the Company sold 96,500 shares of its $.001 par value common stock for $9,650 in the private placement of its securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Certificate of Incorporation and by-laws permit it to eliminate the personal liability of its directors and to indemnify directors and officers to the fullest extent permitted by the Delaware General Corporation Law, or DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which a director derived an improper personal benefit.

     Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.


ITEM  25.   OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

                SEC  Registration  Fee                   $      81.00
                Blue  Sky  Fees  and  Expenses               5,910.00
                Legal  Fees  and  Expenses                  15,000.00
                Accounting  Fees  and  Expenses              7,500.00
                Printing  and  Engraving                     2,000.00
                Miscellaneous                                    0.00
                                                          -----------

                                           TOTAL         $  30,491.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     On October 15, 2002 the Registrant issued 3,800,000 shares of its common stock to 51st State Systems, Inc., in exchange for services rendered by 51st
State Systems, Inc. to the Registrant in connection with the Registrant's corporate organization. 51st State Systems, Inc. is a Canadian corporation, 50% of the outstanding capital stock of which is owned by Todd Cusolle, one of the Registrant's executive officers and directors. These shares were valued at par value, $.001 per share.

     On October 15, 2002 the Registrant issued 200,000 shares of its common stock to Scott Kerr, the Registrant's President, CEO and a director, in exchange for services rendered by Mr. Kerr to the Registrant in connection with the Registrant's corporate organization. These shares were valued at $.001 per share.

     On November 15, 2002 the Registrant issued 50,000 shares of its common stock to KGL Investments, Ltd., the beneficial owners of which are the partners of Kaplan Gottbetter & Levenson, LLP, counsel to the Registrant. The shares were issued for non-legal services and were valued at $.05 per share.

     From November 2002 to March 2003, the Registrant sold 976,500 shares of its common stock at $.10 per share for a total of $97,650. The shares were sold to 7 accredited investors, 1 non-accredited investor and 32 foreign investors who had access to all material information pertaining to the Registrant. These investors were personal business acquaintances of the Registrant's officers. The sales were a private transaction without registration in reliance on the exemption provided by Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act of 1933, as amended. A private placement memorandum was provided to the non-accredited and accredited investors.

     The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. The Company made the determination that each investor had enough knowledge and experience in finance and business matters to evaluate the risks and merits of the investment. There was no general solicitation or general advertising used to market the securities. Also, the non-accredited and accredited investors were given a private placement memorandum containing the kind of information normally provided in a prospectus. All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM  27.   EXHIBITS.

Exhibit  Number          Description
---------------          -----------
  3.1                    Certificate  of  Incorporation

  3.2                    By-Laws

  4.1                    Specimen  Certificate  of  Common  Stock

  5.1                    Form  of  Opinion  of  Counsel

 10.1                    Stock  Option  Plan  of  2002

 21.1                    List  of  Subsidiaries

 23.1                    Accountant's  Consent

 23.2                    Counsel's Consent to Use Opinion (included in Exhibit 5.1)


ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes  to:

     (1) File, during any period in which it offers or sales securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
               (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at then end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Vancouver, BC, on April 7, 2003.


                                          Cordexa  Holdings,  Inc.


                                          By:     /s/Scott  Kerr
                                                  --------------
                                                  Scott  Kerr, President and CEO

     In accordance with the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

     Signature                         Title                       Dated
----------------------     -------------------------------     -----------------

/s/Scott  Kerr
----------------------
      Scott Kerr           President, CEO, and Director        April 7, 2003

/s/Todd  Cusolle
----------------------
 Todd Cusolle              CFO, Executive V.P., Secretary      April 7, 2003
                           and Director

                             CORDEXA HOLDINGS, INC.
                                  EXHIBIT INDEX


Exhibit  Number       Description
---------------       -----------

  *3.1                Certificate  of  Incorporation

  *3.2                By-Laws

  *4.1                Specimen  Certificate  of  Common  Stock

  *5.1                Form  of  Opinion  of  Counsel

 *10.1                Stock  Option  Plan  of  2002

 *21.1                List  of  Subsidiaries

 *23.1                Accountant's  Consent

 *23.2                Counsel's Consent to Use Opinion (included in Exhibit 5.1)

-----------------------
*     Filed  herewith